Lianhe Sowell International Group Ltd

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.0001
ORDINARY SHARES

THIS CERTIFIES THAT

*** SPECIMEN ***

CUSIP NO.:

IS THE OWNER OF

FULLY PAID NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF

LIANHE SOWELL INTERNATIONAL GROUP LTD

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


LIANHE SOWELL INTERNATIONAL GROUP LTD
Corporate
Seal
CAYMAN ISLANDS

JIA DENGYAO
Director

ZHU YUE
Director

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112